SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-MACDERMID INC.
          MARIO J. GABELLI
                       1/30/07            4,000            34.6140
          GAMCO INVESTORS, INC.
                       1/26/07           16,500            34.4509
          GAMCO ASSET MANAGEMENT INC.
                       1/31/07              300-           34.5000
                       1/30/07           15,000            34.5794
                       1/30/07            3,000            34.5500
                       1/29/07            3,000            34.5500
                       1/29/07           18,000            34.5189
                       1/26/07            3,000-           34.4300
                       1/26/07              500-           34.4400
          GABELLI FUNDS, LLC.
              GABELLI DIVIDEND & INCOME TRUST
                       1/30/07           35,000            34.5500
                       1/26/07           15,000            34.4183

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.